Exhibit 16(b)14(a)


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Oppenheimer LifeSpan Balanced Fund:

We consent to the incorporation by reference in this registration statement on Form N-14 of our report dated November 21, 1997, appearing in the Annual Report of Oppenheimer LifeSpan Balanced Fund and to the references to our firm under the headings "Tax Consequences of the Reorganization" and "Tax Aspects of the Reorganization" in the registration statement.


                                                /s/KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP

Denver, Colorado
February 27,1998